Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Insynq, Inc.

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated August 24, 2005, relating to the financial statements of Insynq, Inc. which appears in the Insynq, Inc. Annual Report on Form 10-KSB for the fiscal years ended May 31, 2005 and 2004, filed with the Securities and Exchange Commission on September 13, 2005.


WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
December 22, 2005